Exhibit 99.1

Invivyd Elects Two New Independent Members to its Board of Directors

WALTHAM, Mass., May 22, 2024 (GLOBE NEWSWIRE) – Invivyd, Inc. (Nasdaq: IVVD), a biopharmaceutical company devoted to delivering protection from serious viral infectious diseases, today announced that two new independent directors, Dr. Srishti Gupta and Kevin F. McLaughlin, were elected to its Board of Directors at the annual meeting of stockholders on May 21, 2024. Dr. Gupta will serve as the Chairperson of the Compensation Committee and Mr. McLaughlin will serve as the Chairperson of the Audit Committee.

“We are delighted to welcome Dr. Gupta and Mr. McLaughlin to our Board during a transformational period of growth for the company,” said Marc Elia, Chairman of the Invivyd Board of Directors. “Their deep healthcare expertise and experience building high-performing organizations will be invaluable as we commercialize our first product and leverage our proprietary, cutting-edge tools for variant analysis and predictive modeling to design increasingly intelligent antibody candidates that we aim to deploy over time to provide vulnerable populations with ongoing protection from viral threats, starting with SARS-CoV-2.”

Mr. Elia continued, “I also would like to extend our gratitude to outgoing Board members Tom Heyman, Dr. Clive Meanwell, and Michael S. Wyzga for their contributions and dedication during their tenure. Their contributions have positioned the company for success in its next chapter as a commercial organization."

“I’m thrilled to join the Board as Invivyd begins to realize the potential of its platform approach,” said Dr. Gupta. “With an emergency use authorization (EUA) from the U.S. FDA for pre-exposure prophylaxis of COVID-19 in certain immunocompromised people and the opportunity to pursue an EUA for the treatment of COVID-19 in the same vulnerable population, this is an incredibly exciting time for Invivyd and, more importantly, for the patients and healthcare providers who have been waiting for new options to combat a virus that continues to pose a major threat to those with weakened immune systems.”

“I am very impressed by the Invivyd team and everything the company has accomplished in the recent quarters,” said Mr. McLaughlin. “The authorization of PEMGARDA™ speaks to the skill and dedication of the Invivyd team and the company’s ability to be a leader in the delivery of monoclonal antibodies that address serious viral diseases.”

Following the annual meeting of stockholders, Invivyd’s Board of Directors will consist of seven directors.

About Srishti Gupta, M.D.

Dr. Srishti Gupta, M.D., is an experienced physician leader with over 20 years of experience in health and a global career spanning various sectors, including private, public, and non-profit. Professionally, Dr. Gupta spent 18 years at McKinsey & Company advising clients on topics of strategy, growth, and market access in the life sciences industry and over 10 years leading the McKinsey Global Health Practice. Dr. Gupta currently serves on the Board of Directors at Idorsia Pharmaceuticals, a position she has held since May 2021, where she advises the company on its transition to a leading biopharmaceutical company through the commercialization of innovative small molecule therapeutics. Dr. Gupta completed her M.D. at Harvard Medical School and M.P.P focusing on international development at Harvard Kennedy School of Government. In addition, she holds a master’s degree in Natural Science from the University of Cambridge, a master’s degree in Molecular and Cellular Biology from the Harvard Graduate School of Arts and Sciences and a bachelor’s degree in Biology from Harvard College.

About Kevin F. McLaughlin

Kevin F. McLaughlin has more than 40 years of financial and operating management experience spanning the biotech, high-tech and education industries. Most notably, from 2010 to 2021, Mr. McLaughlin served as Senior Vice President, Chief Financial Officer and Treasurer of Acceleron Pharma Inc. (Acceleron) until its acquisition by Merck & Co., Inc. At Acceleron, he was a key member of the management team that helped drive the company’s growth from a private research-focused business to a publicly traded commercial entity. Prior to Acceleron, Mr. McLaughlin held several executive leadership roles within different organizations, including serving as the President and Chief Executive Officer and a member of the Board of Directors of PRAECIS Pharmaceuticals Incorporated. Mr. McLaughlin currently serves on the Board of Directors of Vericel Corporation (VCEL), Combined Therapeutics and a recently formed private biotech company. He previously served on the Board of Directors of Decibel Therapeutics (DBTX), until its sale to Regeneron Pharmaceuticals, and the Board of Directors of Stealth Biotherapeutics (MITO), until it was brought private by a venture firm. Mr. McLaughlin received a B.S. from Northeastern University and an M.B.A. from the F.W. Olin Graduate School of Business at Babson College.

About Invivyd

Invivyd, Inc. (Nasdaq: IVVD) is a biopharmaceutical company devoted to delivering protection from serious viral infectious diseases, beginning with SARS-CoV-2. The company’s proprietary INVYMAB™ platform approach combines state-of-the-art viral surveillance and predictive modeling with advanced antibody engineering. INVYMAB is designed to facilitate the rapid, serial generation of new monoclonal antibodies (mAbs) to address evolving viral threats. In March 2024, Invivyd received emergency use authorization (EUA) from the U.S. FDA for its first mAb in a planned series of innovative antibody candidates. Visit https://invivyd.com/ to learn more.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “could,” “expects,” “intends,” “potential,” “projects,” and “future” or similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements include statements concerning, among other things, the company’s expectations related to its future growth, performance, and operations; the anticipated contributions of the company’s directors; the company’s plans and expectations related to the commercialization of PEMGARDA; the company’s plans to leverage its proprietary tools for variant analysis and predictive modeling to design increasingly intelligent antibody candidates that it aims to deploy over time to provide vulnerable populations with ongoing protection from viral threats, starting with SARS-CoV-2; the potential of the company’s platform approach; the company’s research and clinical development efforts, and the timing thereof; the company’s intention to pursue an EUA for the treatment of COVID-19; the future of the COVID-19 landscape; the company’s competitive position in the market; the company’s commitment to delivering protection from serious viral infectious diseases, beginning with SARS-CoV-2; the design of the company’s INVYMAB platform approach to facilitate the rapid, serial generation of new mAbs to address evolving viral threats; the company’s expectation that PEMGARDA is the first mAb in a planned series of innovative antibody candidates; and other statements that are not historical fact. The company may not actually achieve the plans, intentions or expectations disclosed in the company’s forward-looking statements and you should not place undue reliance on the company’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the company’s actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation: how long the EUA granted by the FDA for PEMGARDA for pre-exposure prophylaxis of COVID-19 in certain adults and adolescents with moderate-to-severe immune compromise will remain in effect and whether such EUA is revoked or revised by the FDA; the company’s ability to maintain and expand sales, marketing and distribution capabilities to successfully commercialize PEMGARDA; changes in expected or existing competition; whether the company is able to successfully submit a COVID-19 treatment EUA request to the FDA, and the timing, scope and outcome of any such EUA request; uncertainties related to the regulatory authorization or approval process; changes in the regulatory environment; the timing and progress of the company’s discovery, preclinical and clinical development activities; unexpected safety or efficacy data observed during preclinical studies or clinical trials; the ability to maintain a continued acceptable safety, tolerability and efficacy profile of PEMGARDA or any other product candidate following regulatory authorization or approval; the predictability of clinical success of the company’s product candidates based on neutralizing activity in preclinical studies; the risk that results of preclinical studies or clinical trials may not be predictive of future results, and interim data are subject to further analysis; the company’s reliance on third parties with respect to virus assay creation and product candidate testing and with respect to its clinical trials; variability of results in models used to predict activity against SARS-CoV-2 variants; whether PEMGARDA or any other product candidate is able to demonstrate and sustain neutralizing activity against major SARS-CoV-2 variants, particularly in the face of viral evolution; the complexities of manufacturing mAb therapies; the company’s dependence on third parties to manufacture, label, package, store and distribute clinical and commercial supplies of its product candidates; whether the company is able to provide sufficient commercial supply of PEMGARDA to meet market demand; whether the company can obtain and maintain third-party coverage and adequate reimbursement for PEMGARDA or any other product candidate; the company’s ability to leverage its INVYMAB platform approach to facilitate the rapid, serial generation of new mAbs to address evolving viral threats; any litigation and other proceedings or government investigations relating to the company; the company’s ability to continue as a going concern; and whether the company has adequate funding to meet future operating expenses and capital expenditure requirements. Other factors that may cause the company’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (SEC), and in the company’s other filings with the SEC, and in its future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this press release are made as of this date, and Invivyd undertakes no duty to update such information whether as a result of new information, future events or otherwise, except as required under applicable law.

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Contacts:

Media Relations
(781) 208-0160
media@invivyd.com

Investor Relations
(781) 208-0160
investors@invivyd.com